Reznick Group, P.C.	Tel: (301) 652-9100
7700 Old Georgetown Road	Fax: (301) 652-1848
Suite 400	www.reznickgroup.com
Bethesda, MD 20814-6224

REPORT OF INDEPENDENT ACCOUNTANTS
    To: J.E. Robert Company, Inc.

We have examined management's assertion, included in the accompanying Report of Management on Compliance, that J.E. Robert Company, Inc. (the Company) complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) for Credit Suisse First Boston Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates Series 1997-SPICE, Nomura Asset Securities Corporation Commercial Mortgage Pass-Through Certificates Series 1995-MD III, Midland Realty Acceptance Corporation Commercial Mortgage Pass-Through Certificates Series 1996 - C2, Salomon Brothers Mortgage Securities VII, Inc. Commercial Mortgage Pass-Through Certificates Series 1996 - Cl, Structured Asset Securities Corporation Multiclass Pass-Through Certificates Series 1996 - C3, DLJ Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates Series 2000 - STF1, Credit Suisse First Boston Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates Series 2001 - FL1, Credit Suisse First Boston Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates Series 2002 - FL1, Credit Suisse First Boston Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates Series 2002 - FL2, Credit Suisse First Boston Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates Series 2004 - FL1, Credit Suisse First Boston Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates Series 2004 - C4, Merrill Lynch Mortgage Investors, Inc. Commercial Mortgage Pass-Through Certificates Series 2004 - BCP1, J.P. Morgan Chase Commercial Securities Corporation Commercial Mortgage Pass-Through Certificates Series 2004 - C3, J.P. Morgan Chase Commercial Securities Corporation Commercial Mortgage Pass-Through Certificates Series 2005-CIBC11, Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates Series 2005-1, Credit Suisse First Boston Securities Corporation Commercial Mortgage Pass-Through Certificates Series 2005-C2, LB-UBS Commercial Mortgage Trust 2005-C3 Commercial Mortgage Pass-Through Certificates Series 2005-C3, J.P. Morgan Chase Commercial Mortgage Securities Corporation, Commercial Mortgage Pass-Through Certificates, Series 2005-CIBC12, J.P. Morgan Chase Commercial Mortgage Securities Corporation Commercial Mortgage Pass-Through Certificates, Series 2005-LDP4, Morgan Stanley Capital I, Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-IQ10, and Merrill Lynch Mortgage Investors, Inc, Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1 for the year ended December 31, 2005. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

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Our examination was conducted in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the minimum servicing standards.

    In our opinion, management's assertion that the Company complied with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers for the Certificates for the year ended December 31, 2005 is fairly stated, in all material aspects.

                                            /s/ Reznick Group, P.C.

Bethesda, Maryland
February 22, 2006